Exhibit 99.4

Green Mountain Coffee Roasters, Inc.

Index to Pro Forma Condensed Combined Financial Information (Unaudited)

Pages

Pro Forma Condensed Combined Financial Statements:

Introduction to Pro Forma Condensed Combined Financial Statements (Unaudited)	1

Pro Forma Condensed Combined Statement of Operations (Unaudited) For the Thirteen Weeks ended December 25, 2010	3

Pro Forma Condensed Combined Statement of Operations (Unaudited) For the Fifty-Two Weeks ended September 25, 2010	4

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)	5-9

Green Mountain Coffee Roasters, Inc.

Introduction to Pro Forma Condensed Combined Financial Information (Unaudited)

On December 17, 2010, Green Mountain Coffee Roasters, Inc. (“GMCR”) acquired all of the outstanding capital stock of LJVH Holdings Inc. (“LJVH” and together with its subsidiaries, “Van Houtte”) for approximately $947.6 million ($907.9 million, net of $39.7 million cash acquired). The transaction was financed with cash on hand and borrowings under a $1.45 billion credit facility. Van Houtte will be maintained as a wholly-owned subsidiary, with operations managed in the Canadian Business Unit segment of GMCR. In addition, on May 11, 2010, GMCR acquired all of the outstanding common stock of Diedrich Coffee, Inc. (“Diedrich”) for a total purchase price of approximately $313.5 million ($305.3 million, net of $8.2 cash acquired) and on November 13, 2009, GMCR entered into a Share Purchase Agreement pursuant to which it acquired all of Timothy’s Coffees of the World Inc. (“Timothy’s”) issued and outstanding stock for a purchase price of $155.7 million. The accompanying unaudited pro forma condensed combined financial information is based on the historical financial statements of GMCR, Van Houtte, Diedrich and Timothy’s. The information attempts to illustrate the effect that GMCR’s acquisitions of Van Houtte, Diedrich and Timothy’s would have had on GMCR’s financial statements if the transactions had been consummated at earlier dates as described below. This information is hypothetical and does not necessarily reflect the financial performance that would have actually resulted if the acquisitions of Van Houtte, Diedrich and Timothy’s had been completed on the dates assumed.

The Van Houtte acquisition is included in GMCR’s historical results since December 17, 2010, as reflected in GMCR’s Quarterly Report on Form 10-Q for the quarter ended December 25, 2010. As a result, an Unaudited Pro Forma Condensed Combined Balance Sheet has not been presented. The Unaudited Pro Forma Condensed Combined Statements of Operations present the historical results of operations of GMCR for the thirteen weeks ended December 25, 2010 and the fifty-two weeks ended September 25, 2010 and reflect pro forma adjustments for Van Houtte, Diedrich and Timothy’s as though the acquisitions were consummated on September 27, 2009, the beginning of GMCR’s 2010 fiscal year.

GMCR’s historical results for the thirteen weeks ended December 25, 2010 are derived from GMCR’s unaudited consolidated financial statements included in its Quarterly Report on Form 10-Q for the thirteen weeks ended December 25, 2010. GMCR’s historical results for the fifty-two weeks ended September 25, 2010 are derived from GMCR’s audited consolidated financial statements included in its Annual Report on Form 10-K for the fifty-two weeks ended September 25, 2010. The Unaudited Pro Forma Condensed Combined Statement of Operations for the thirteen weeks ended December 25, 2010 was prepared using Van Houtte’s historical results of operations for the twelve weeks ended December 16, 2010, the period prior to the acquisition. For the thirteen weeks ended December 25, 2010, Diedrich’s and Timothy’s results of operations are included in GMCR’s historical results. The Unaudited Pro Forma Condensed Combined Statement of Operations for the fifty-two weeks ending September 25, 2010 was prepared using Van Houtte’s historical results of operations for the fifty-three weeks ending October 16, 2010; Diedrich’s historical results of operations for the thirty-two weeks ended May 11, 2010; and Timothy’s historical results of operations for the six weeks ended November 12, 2009, the periods prior to the acquisitions. Van Houtte’s, Diedrich’s and Timothy’s results of operations for the periods from the dates of the respective acquisitions through September 25, 2010 and December 25, 2010, respectively, are included in GMCR’s historical results.

In conjunction with the acquisition of Van Houtte, GMCR is conducting a strategic review of the Van Houtte U.S. Coffee Service business (“Filterfresh”) in contemplation of a potential divestiture of Filterfresh. As a result, GMCR has also presented in the accompanying unaudited pro forma information consolidated results of operations excluding Filterfresh as reflected in a separate pro forma adjustment column. The Unaudited Pro Forma Condensed Combined Statement of Operations, excluding Filterfresh, for the thirteen weeks ended December 25, 2010 and for the fifty two weeks ended September 25, 2010 was prepared using Filterfresh historical results of operations for the thirteen weeks ended December 25, 2010 and for the fifty-three weeks ended October 16, 2010, respectively.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting. The allocation of the purchase price to the fair values of the identified tangible and intangible assets acquired and liabilities assumed was based upon a valuation and management estimates. The historical financial information has been adjusted to give effect to matters that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the operating results of the combined company.

The accompanying unaudited pro forma condensed combined financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included on GMCR’s 2010 Annual Report on Form 10-K, Quarterly Report on Form 10-Q for the thirteen weeks ended December 25, 2010, Current Reports on Form 8-K for the Diedrich’s and Timothy’s acquisitions filed on July 13, 2010 and January 12, 2010, as amended, respectively and; Diedrich’s Quarterly Report on Form 10-Q for the twelve weeks ended March 3, 2010. GMCR’s management believes that the assumptions used in preparing these unaudited pro forma condensed combined financial statements provide a reasonable basis for presenting all of the significant effects of the acquisitions. These unaudited pro forma condensed combined financial statements presented are for informational purposes only and do not purport to be indicative of the results that would have actually occurred if the acquisitions had been consummated on the dates indicated or of those results that may be achieved in the future. In addition, the allocation of the Van Houtte purchase price is preliminary and, accordingly, the purchase accounting adjustments made in the preparation of the unaudited pro forma condensed combined financial statements may be subject to adjustment which could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Pro Forma Condensed Combined Statement of Operations

(Dollars in thousands except per share data)

(Unaudited)

	Thirteen weeks ended December 25, 2010
	GMCR Historical	(C) Van Houtte Historical	Pro Forma Adjustments		Pro Forma (Including Filterfresh)	(M) Filterfresh	Pro Forma (Excluding Filterfresh)
Net sales	$575,027	$115,306	$(17,355)	(D)	$672,978	$29,514	$643,464
Cost of sales	430,613	58,944	(16,226)	(E)	473,331	14,629	458,702

Gross profit	144,414	56,362	(1,129)		199,647	14,885	184,762

Selling and operating expenses	78,448	27,592	(2,269)	(F)	103,771	6,584	97,187
General and administrative expenses	42,887	13,205	(3,260)	(G)	52,832	5,349	47,483

Operating income	23,079	15,565	4,400		43,044	2,952	40,092

Other income (expense)	137	—	—		137	—	137
Gain (loss) on financial instruments, net	(6,377)	(631)	6,290	(H)	(718)	—	(718)
Gain (loss) on foreign currency, net	1,605	5,336	(5,336)	(I)	1,605	—	1,605
Interest expense	(6,023)	(19,816)	12,981	(J)	(12,858)	(5)	(12,853)

Income before income taxes	12,421	454	18,335		31,210	2,947	28,263

Income tax (expense) benefit	(10,167)	2,441	(579)	(L)	(8,305)	717	(9,022)

Net income	2,254	2,895	17,756		22,905	3,664	19,241
Less: Net income attributable to noncontrolling interest	25	690	—		715	279	436

Net income	$2,229	$2,205	$17,756		$22,190	$3,385	$18,805

Basic income per share:
Weighted average shares outstanding	141,374,327						141,374,327
Net income	$0.02						$0.13

Diluted income per share:
Weighted average shares outstanding	147,036,072						147,036,072
Net income	$0.02						$0.13

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Pro Forma Condensed Combined Statement of Operations

(Dollars in thousands except per share data)

(Unaudited)

	Fifty-two weeks ended September 25, 2010
	GMCR Historical	(A) Timothy’s Historical	(B) Diedrich Historical	(C) Van Houtte Historical	Pro Forma Adjustments		Pro Forma (Including Filterfresh)	(M) Filterfresh	Pro Forma (Excluding Filterfresh)
Net sales	$1,356,775	$13,004	$73,348	$416,557	$(94,316)	(D)	$1,765,368	$113,097	$1,652,271
Cost of sales	931,017	9,576	54,540	211,678	(88,701)	(E)	1,118,110	55,297	1,062,813

Gross profit	425,758	3,428	18,808	204,879	(5,615)		647,258	57,800	589,458

Selling and operating expenses	186,418	234	4,136	113,192	(6,975)	(F)	297,005	28,367	268,638
General and administrative expenses	100,568	1,260	11,192	50,465	9,958	(G)	173,443	22,929	150,514

Operating income	138,772	1,934	3,480	41,222	(8,598)		176,810	6,504	170,306

Other income (expense)	185	—	—	—	—		185	—	185
Gain (loss) on financial instruments, net	(454)	—	—	(6,678)	8,289	(H)	1,157	—	1,157
Gain (loss) on foreign currency, net	—	—	—	11,890	(11,890)	(I)	—	—	—
Interest expense	(5,294)	(395)	(647)	(35,097)	(13,923)	(J)	(55,356)	(6)	(55,350)
Merger related expenses	—	—	(9,751)	—	9,751	(K)	—	—	—

Income before income taxes	133,209	1,539	(6,918)	11,337	(16,371)		122,796	6,498	116,298
								`

Income tax (expense) benefit	(53,703)	(477)	4,401	2,602	10,840	(L)	(36,337)	(2,006)	(34,331)

Net income (loss)	79,506	1,062	(2,517)	13,939	(5,531)		86,459	4,492	81,967
Less: Net income attributable to noncontrolling interest	—	—	—	1,619	—		1,619	1,113	506

Net income (loss)	$79,506	$1,062	$(2,517)	$12,320	$(5,531)		$84,840	$3,379	$81,461

Basic income per share:
Weighted average shares outstanding	131,529,412								131,529,412
Net income	$0.60								$0.62

Diluted income per share:
Weighted average shares outstanding	137,834,123								137,834,123
Net income	$0.58								$0.59

Green Mountain Coffee Roasters, Inc.

Notes to Pro Forma Condensed Combined Financial Information (Unaudited)

(A) “Timothy’s Historical” represents the operations of Timothy’s World Coffee brand and wholesale business acquired on November 13, 2009. The Unaudited Pro Forma Condensed Combined Statement of Operations for the fifty-two weeks ended September 25, 2010 includes six weeks of Timothy’s operations prior to the acquisition on November 13, 2009. Subsequent to the acquisition date, Timothy’s operations are included in GMCR’s historical consolidated statement of operations.

(B) “Diedrich Historical” represents the operations of Diedrich Coffee, Inc. acquired on May 11, 2010. The Unaudited Pro Forma Condensed Combined Statement of Operations for the fifty-two weeks ending September 25, 2010 was prepared using Diedrich historical statements of operations for the thirty-two weeks ended May 11, 2010. Subsequent to the acquisition date, Diedrich’s operations are included in GMCR’s historical consolidated statement of operations.

(C) “Van Houtte Historical” represents the operations of LJVH Holdings Inc., acquired on December 17, 2010. The Unaudited Pro Forma Condensed Combined Statement of Operations for the thirteen weeks ended December 25, 2010 includes the results of LJVH Holdings Inc. from September 26, 2010 to December 16, 2010. The Unaudited Pro Forma Condensed Combined Statement of Operations for the fifty-two weeks ended September 25, 2010 was prepared using Van Houtte historical statements of operations for the fifty-three weeks ended October 16, 2010. Subsequent to the acquisition date, Van Houtte’s operations are included in GMCR’s historical consolidated statement of operations. Van Houtte historical results for the three weeks ended October 16, 2010 are included in both the statements of operations for the thirteen weeks ended December 25, 2010 and for the fifty-two weeks ended September 25, 2010.

The total preliminary purchase price was $947.6 million ($907.9 million, net of $39.7 million cash acquired). The total preliminary estimated purchase price was allocated to Van Houtte’s net tangible assets and identifiable intangible assets based on their estimated fair values as of December 17, 2010. The purchase price is subject to working capital, net indebtedness and closing tax adjustments based upon a balance sheet audit prepared as of December 17, 2010. GMCR does not anticipate material changes to the purchase price or the preliminary fair values assigned to the net assets acquired. The table below represents the preliminary allocation of the preliminary purchase price to the acquired net assets of Van Houtte (in thousands):

Fair value of:
Tangible assets acquired	$287,298
Intangible assets	381,220
Goodwill	418,585
Less Fair Value of:
Liabilities assumed	(134,248)
Non-controlling interests	(5,206)

Total purchase price	$947,649

(D) Represents the elimination of coffee and brewer sales amongst GMCR, Van Houtte, Diedrich and Timothy’s, as well as the elimination of royalties earned by GMCR from Van Houtte, Diedrich and Timothy’s on sales of K-Cup portion packs to third-party customers, as follows (in thousands):

	Thirteen weeks ended December 25, 2010	Fifty-two weeks ended September 25, 2010
GMCR Sales	$6,408	$28,253
Van Houtte Sales	10,834	26,265
Diedrich Sales	—	34,380
Timothy’s Sales	113	5,418

Total Sales	$17,355	$94,316

(E) Represents cost of sales adjustments that consist of:

1)	The elimination of coffee and brewer cost of sales amongst GMCR, Van Houtte, Diedrich and Timothy’s, as well as the elimination of royalties paid to GMCR from Van Houtte, Diedrich and Timothy’s on sales of K-Cup portion packs to third-party customers, as follows (in thousands):

	Thirteen weeks ended December 25, 2010	Fifty-two weeks ended September 25, 2010
GMCR COS	$10,833	$65,420
Van Houtte COS	5,489	19,075
Diedrich COS	—	8,489
Timothy’s COS	—	2,123

Total COS	$16,322	$95,107

2)	An adjustment for the reduction in (additional) depreciation related to the valuation of fixed assets used in production, as follows (in thousands):

	Thirteen weeks ended December 25, 2010	Fifty-two weeks ended September 25, 2010
Timothy’s	$—	$18
Diedrich	—	127
Van Houtte	(2,114)	(8,114)

Total	$(2,114)	$(7,969)

The weighted-average depreciable life for Van Houtte fixed assets related to cost of sales is 5.2 years.

3)	The add-back of the amortization resulting from the one-time inventory mark-up to fair value.

	Thirteen weeks ended December 25, 2010	Fifty-two weeks ended September 25, 2010
Timothy’s	$—	$658
Diedrich	—	905
Van Houtte	2,018	—

Total	$2,018	$1,563

Total Cost of Sales Adjustment	$16,226	$88,701

(F) Represents the reversal of historical amortization incurred by Van Houtte on intangibles of $2.6 million and $8.3 million for the thirteen weeks ended December 25, 2010 and fifty-two weeks ended September 25, 2010, respectively. In addition, represents additional depreciation of $0.3 million and $1.3 million related to the date of acquisition fair valuation for Van Houtte fixed assets, including Filterfresh, for the thirteen weeks ended December 25, 2010 and the fifty-two weeks ended September 25, 2010, respectively.

The weighted-average depreciable life for Van Houtte fixed assets related to selling and operating activities is 5.1 years.

(G) Represents the elimination of expenses related to the Van Houtte, Diedrich and Timothy’s acquisitions incurred by all parties including GMCR, for stock-related compensation as well as an adjustment for depreciation and amortization expense (including Filterfresh) related to date of acquisition fair valuation of fixed assets and intangibles as follows (in thousands):

	Thirteen weeks ended December 25, 2010
	Van Houtte	Diedrich	Timothy’s	Total
Acquisition-related expenses	$(10,049)	$—	$—	$(10,049)
Amortization	6,482	—	—	6,482
Depreciation	307	—	—	307

Total	$(3,260)	$—	$—	$(3,260)

	Fifty-two weeks ended September 25, 2010
	Van Houtte	Diedrich	Timothy’s	Total
Acquisition-related expenses	$(5,341)	$(11,693)	$(2,325)	$(19,359)
Amortization	27,580	6,263	314	34,157
Depreciation	1,191	(30)	(4)	1,157
Stock compensation	—	(5,997)	—	(5,997)

Total	$23,430	$(11,457)	$(2,015)	$9,958

The weighted-average depreciable life for Van Houtte fixed assets related to general and administrative activities is 16.7 years. The weighted-average amortizable life for Van Houtte intangible assets is 10.6 years.

(H) Represents the elimination of gains and losses incurred by GMCR on derivatives not designated as hedging instruments for accounting purposes used to hedge the Canadian dollar purchase price of the Timothy’s and Van Houtte acquisitions and Van Houtte incurred gains and losses on derivatives related to the Van Houtte debt that was not assumed as part of the acquisition (in thousands):

	Thirteen weeks ended December 25, 2010	Fifty-two weeks ended September 25, 2010
GMCR	$6,846	$100
Timothy’s	—	354
Van Houtte	(556)	7,835

Total	$6,290	$8,289

(I) Represents the elimination of the gain resulting from the remeasurement of foreign currency denominated debt that was not assumed as part of the Van Houtte acquisition.

(J) Represents an adjustment for additional interest and amortization of deferred financing fees that would have been incurred on the new $1.45 billion credit facility used to finance the Van Houtte acquisition and to re-pay GMCR’s indebtedness outstanding under its previous credit facility, using the rates that would have been in effect during the applicable periods The adjustment also represents the elimination of interest expense incurred for Van Houtte, Diedrich and Timothy’s long-term debt that was not assumed in the acquisitions and an adjustment to eliminate the amortization of deferred financing fees incurred by GMCR and Van Houtte under terminated credit facilities and the amortization of deferred financing fees incurred under the new $1.45 billion credit facility.

	Thirteen weeks ended December 25, 2010
	GMCR	Van Houtte	Diedrich	Timothy’s	Total
Deferred financing	$(1,973)	$5,896	$—	$—	$3,923
Interest expense	(5,191)	14,249	—	—	9,058

Total	$(7,164)	$20,145	$—	$—	$12,981

	Fifty-two weeks ended September 25, 2010
	GMCR	Van Houtte	Diedrich	Timothy’s	Total
Deferred financing	$(7,891)	$1,477	$—	$—	$(6,414)
Interest expense	(41,748)	33,197	647	395	(7,509)

Total	$(49,639)	$34,674	$647	$395	$(13,923)

Debt incurred to finance the acquisition that was subject to variable interest rates was $671.5 million for the thirteen weeks ended December 25, 2010 and $1.0 billion for the fifty-two weeks ended September 25, 2010. Had interest rates increased by 125 basis points, the effect on net income would have been additional interest expense of $1.1 million during the thirteen weeks ended December 25, 2010 and $4.7 million during the fifty-two weeks ended September 25, 2010.

(K) Represents elimination of acquisition-related expenses incurred by Diedrich.

(L) Represents the benefit from (provision for) income taxes associated with the pro forma adjustments computed based upon an estimated combined federal and state statutory rates as follows:

	Thirteen weeks ended December 25, 2010	Fifty-two weeks ended September 25, 2010

United States	40.35%	40.35%
Canada, Quebec	28.40%	29.90%
Canada, Ontario	28.50%	30.00%

The pro forma adjustments include the add-back of acquisition-related expenses, some of which are not tax deductible. The pro forma adjustment for the income tax expense (benefit) excludes the effect of the add-back of the non-deductible acquisition-related expenses. For tax purposes, these non-deductible expenses were recognized in the historical quarters in which the acquisitions occurred and therefore do not require adjustment for pro forma presentation.

(M) GMCR is conducting a strategic review of the Van Houtte U.S. Coffee Service business (“Filterfresh”) in contemplation of a potential divestiture of Filterfresh. As a result, all the assets and liabilities relating to the Filterfresh business were recorded at estimated fair value less costs to sell and reported as held-for-sale as of the date of the acquisition in GMCR’s Quarterly Form 10-Q for the quarter ended December 25, 2010.

The column entitled, Pro Forma, including Filterfresh, represents consolidated pro forma results of operations which include the Filterfresh operations. GMCR has eliminated the results of operations for Filterfresh as reflected in the column titled Filterfresh, which include pro forma adjustment related to Filterfresh included in the column titled Pro Forma Adjustments. GMCR’s sales to Filterfresh have been eliminated and are not reflected in the consolidated pro forma results column excluding Filterfresh. Although GMCR expects to continue to sell to Filterfresh after the potential divestiture, there is no assurance such sales will occur and if they do occur, if the sales will be for the same amounts. For the thirteen weeks ended December 25, 2010, GMCR sales to Filterfresh were approximately $6.6 million and cost of sales were approximately $4.7 million. For the fifty-two weeks ended September 25, 2010, GMCR sales to Filterfresh were approximately $25.9 million and cost of sales were approximately $18.0 million.